UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): September 14, 2005

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	33-64304	81-0331430

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT		59116

(Address of principal executive offices)		(Zip Code)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events.
SIGNATURE

Item 7.01 Regulation FD Disclosure
     See disclosure under Item 8.01 below.
Item 8.01 Other Events.
     First Interstate BancSystem, Inc. (the “Company”) has an important announcement to all employees and directors recently offered common stock:
     The Company currently holds a minority equity interest in an unconsolidated joint venture entity. The Company has been informed that management of the entity has engaged a financial advisor to explore strategic alternatives designed to maximize its equity value. The Company has also been informed that such entity has recently received and is evaluating a non-binding acquisition proposal from a third party, but has not entered into a binding letter of intent or other agreement. If the current acquisition proposal were ultimately consummated, of which there can be no assurance, it is possible that the Company will realize a one-time, after-tax gain in the range of approximately $5 to $10 million. This potential acquisition will have no effect on First Interstate Bank, i_Tech Corporation, Crytech LLC or any of their respective employees.
     Although the Company believes it is premature to speculate whether the current proposal or another acquisition or other strategic proposal will be accepted or consummated by the entity, the Company, on the advice of counsel, is disclosing the possibility of the current proposal given the Company’s ongoing securities offering pursuant to the First Interstate BancSystem, Inc. Employee Stock Purchase Plan and the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc. (2002 Restatement). This securities offering was scheduled to close on September 16, 2005. The deadline for offerees to indicate the number of common shares, if any, they desire to purchase is being extended to Tuesday, September 20, 2005. Should any offeree desire to modify an election previously made, such offeree should contact Amy Anderson, Assistant Vice President, at aanderson@fib.com or (406) 255-5320 at or before 5:00 pm on Tuesday, September 20, 2005.
     The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding a possible strategic transaction of an entity in which the Company owns a minority interest. These statements involve risks, uncertainties and other factors that may cause the actual results, performance or events to be materially different from any future results, performance or events expressed or implied by such statements. Such factors include, among others, the uncertainty as to whether a binding or definitive agreement will be reached between the entity and a third party; the uncertainty as to whether any binding or definitive agreement will ultimately be consummated; future operating, financial and other developments with respect to the entity, its competitors and its industry; and changes in general economic and market conditions. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made. The Company disclaims any obligation to update such forward-looking statements or to publicly announce any revisions thereto to reflect future events or developments.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 14, 2005

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer